UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2005, Memory Pharmaceuticals Corp. (the "Registrant") announced that it has entered into an amendment to its Collaboration and License Agreement with F. Hoffman La-Roche Ltd. and Hoffmann-La Roche Inc. (collectively, "Roche") (the "PDE4 Collaboration"). The amendment to the PDE4 Collaboration is dated as of August 18, 2005 (the "Amendment") and the Amendment is filed hereto as Exhibit 10.1, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. A copy of the Registrant’s press release announcing the Amendment is also attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the Amendment, the Registrant has reacquired from Roche the right to develop and commercialize the PDE4 inhibitors MEM 1414 and MEM 1917 (each an "Option Compound" and collectively, the "Option Compounds"), alone or with a third party. Roche has an option, exercisable following the completion of Phase II clinical trials for each of the Option Compounds, to continue that Option Compound’s development and commercialization. If Roche does not exercise its option with respect to an Option Compound, then Roche shall have no further rights or interest with respect to that Option Compound.

Under the original PDE4 Collaboration, Roche received a worldwide, exclusive license to develop and commercialize any drug candidate from the Registrant’s PDE4 inhibitor program for the treatment of neurological and psychiatric, and potentially other indications. Roche maintains this license with respect to all other drug candidates from the Registrant’s PDE4 inhibitor program.

If Roche exercises its option to obtain an exclusive license to continue the development of and commercialize an Option Compound, the Registrant will be entitled to receive: (i) an amount equal to its actual global development costs for Phase II for such Option Compound, plus a premium, and (ii) certain development-related milestone payments for development events occurring after the initiation of Phase III, at a premium to milestone payments under the original PDE4 Collaboration. The Registrant will also be entitled to royalties based on worldwide net sales. These royalties will be based on a specified higher percentage of worldwide net sales than the royalty rates set forth in the original PDE4 Collaboration. If Roche exercises its option, the Registrant will have co-promotion rights in the United States, subject to its fulfillment of certain conditions, including contributing a percentage of Phase III actual global development costs. In such case, Roche shall be relieved of its obligation to pay royalties to the Registrant for sales in the United States for such Option Compound during the co-promotion term. The co-promotion term for each Option Compound shall be for a period of ten years from the first commercialization of such Option Compound in the United States, unless earlier terminated by the Registrant.

If, after the exercise by Roche of its option with respect to an Option Compound, the Registrant does not exercise its co-promotion right or does not enter into a co-promotion agreement with Roche, then Roche shall have the sole right to commercialize such Option Compound.

The Registrant may, with Roche’s prior written consent, which may not be unreasonably withheld, assign its co-promotion rights with respect to an Option Compound.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1* Second Amendment to the Collaboration and License Agreement, dated as of August 18, 2005, between F. Hoffmann-La Roche Ltd., Hoffman-La Roche Inc. and the Registrant.

99.1 Press release dated August 18, 2005.

* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

August 18, 2005	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1*	Second Amendment to the Collaboration and License Agreement, dated as of August 18, 2005, between F. Hoffmann-La Roche Ltd., Hoffman-La Roche Inc. and the Registrant.
99.1	Press release dated August 18, 2005